Exhibit 10.1

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

CISION LTD. 2017 OMNIBUS INCENTIVE PLAN

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Participant:

Grant Date:

Number of Restricted Stock Units Granted:

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THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Cision Ltd., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), and the Participant specified above, pursuant to the Cision Ltd. 2017 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation by Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

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3. Vesting.

(a) Vesting. Fifty percent (50%) of the RSUs shall vest on the applicable vesting date set forth in the schedule set forth in Section 3(a)(i) if as of each such Vesting Date the Participant is still employed by the Company and/or its Subsidiaries (as applicable) (the “Time Vesting RSUs”). Twenty-five percent (25%) of the RSUs will be subject to the following performance conditions relating to the achievement of Revenue (the “Revenue RSUs”). Twenty-five percent (25%) of the RSUs will be subject to the following performance conditions relating to EBITDA (the “EBTIDA RSUs”). The Revenue RSUs and EBITDA RSUs will vest as of December 31, 2018, subject to the achievement of performance targets set forth in Sections 3(a)(ii) and 3(a)(iii) below, as determined from the Company’s consolidated financial statements, as approved by the Board in its sole discretion, and provided that the Participant has not incurred a Termination on the date the Target Revenue and Target EBITDA is determined. All vesting of the Revenue RSUs and EBITDA RSUs shall cease immediately upon a Termination. There shall be no partial vesting pursuant to this Section 3 for the uncompleted vesting year in which a Termination occurs.

(i)  Time Vesting RSUs. Subject to the terms of the Plan and the provisions of Section 3(b) and Section 3(c) hereof, the Time Vesting RSUs shall vest and become exercisable as follows, provided that the Participant has not incurred a Termination prior to each such vesting date:

Vesting Date	Percentage of RSUs

[_]	[_]%

[_]	[_]%

[_]	[_]%

[_]	[_]%

(ii)  Revenue RSUs. The Revenue RSUs will performance vest upon Revenue for 2018, as determined by the Board, equaling or exceeding the $256,000,000 (the “Target Revenue”). If Revenue, as determined by the Board, for 2018 does not equal or exceed the applicable Target Revenue, then all Revenue RSUs shall be forfeited. For the purposes of this Agreement [“Revenue” shall mean total earnings generated by Company as determined (A) to the extent GAAP applies, on a consolidated basis in accordance with GAAP consistently applied, as so determined by the Board in good faith, and (B) if GAAP does not apply, in a manner consistent with accounting practices determined in the sole discretion of the Board. The calculation of Revenue as determined by the Board in good faith shall be final and binding on all parties hereunder.]1

[1]	Note to KE Corporate: Please confirm with client the definition is acceptable.

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(iii)  EBITDA RSUs. The EBITDA RSUs will performance vest upon EBITDA for 2018, as determined by the Board, equaling or exceeding $734,000,000 (the “Target EBITDA”). If EBITDA, as determined by the Board, for 2018 does not equal or exceed the applicable Target EBITDA, then all EBITDA RSUs shall be forfeited. [For the purposes of this Agreement “EBTIDA” shall mean the earnings of the Company, before the deduction of interest, income taxes, depreciation, and amortization, in each case determined on a consolidated basis in accordance with GAAP consistently applied. The calculation of EBITDA as determined by the Board in good faith shall be final and binding on all parties hereunder.]2

(iv)  Adjustments. The Target EBITDA or Target Revenue, as applicable, may be adjusted at the sole discretion of the Board to reflect any acquisition or disposition of the capital stock or assets of another Person by the Company and/or its Subsidiaries and other extraordinary and/or non-recurring events.

(b) Committee Discretion to Accelerate Vesting. The Committee may, in its sole discretion, accelerate vesting of the RSUs at any time and for any reason.

(c) Forfeiture. Subject to the terms of this Section 3, all unvested RSUs shall be immediately forfeited upon the Participant’s Termination for any reason.

4. Delivery of Shares.

(a) General. Subject to the provisions of Section 4(b) hereof, within thirty (30) days following the vesting of the RSUs, the Participant shall receive the number of shares of Common Stock that correspond to the number of RSUs that have become vested on the applicable vesting date, less any shares withheld by the Company pursuant to Section 8 hereof.

(b) Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 4(a) hereof, such distribution shall be instead made on the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made hereunder.

5. Dividends; Rights as Stockholder. Cash dividends on the number of shares of Common Stock issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Stock dividends on shares of Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such stock dividends shall be paid in shares of Common Stock at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any RSU unless and until the Participant has become the holder of record of such shares.

[2]	Note to KE Corporate: Please confirm with client the definition is acceptable.

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6. Non-Transferability; Lock-Up. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein. Pursuant to Section 14.19 of the Plan, if requested by the Company or the Lead Underwriter, the Participant hereby agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the Lock-Up Period. The Participant further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to any of the Participant’s Awards until the end of such Lock-Up Period. The restrictions set forth in this Section 6 may be noted in the stock ledger of the Company.

7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8. Withholding of Tax. The Participant agrees and acknowledges that the Company and/or its Subsidiaries shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company and/or its Subsidiaries, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs, and if the withholding requirement cannot be satisfied, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Without limiting the foregoing, the Company shall withhold shares of Common Stock otherwise deliverable to the Participant hereunder in order to pay the Participant’s income and employment taxes due upon vesting of the RSUs, but only to the extent permitted by applicable accounting rules so as not to affect accounting treatment.

9. Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing shares of Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates, if any, representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 9.

10. Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

(a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 10.

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(b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).

(c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

11. Entire Agreement; Amendment. This Agreement (including the Restrictive Covenant Agreement), together with the Plan, contains the entire agreement and understanding between the parties hereto with respect to the subject matter contained herein, and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, provided, that any other confidentiality, non-competition, non-solicitation, inventions, or work product obligations of the parties or their respective Affiliates shall not be so superseded or preempted, and provided further that the provisions of this Agreement are in addition to and not lieu of any such other provisions. No modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or Employee unless such modification, amendment or waiver is approved in writing by the Company and Employee; provided that the Company may modify, amend or waive any provision of this Agreement without the consent of Employee unless such amendment, modification or waiver would adversely affect the rights of Employee hereunder.

12. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

13. No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

14. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

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15. Compliance with Laws. The grant of RSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the RSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

16. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company.

17. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

20. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

21. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

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22. Restrictive Covenants. In further consideration of the Award granted to Participant hereunder, Participant acknowledges and agrees to be bound by the terms of certain restrictive covenants as set forth in Exhibit A attached hereto (the "Restrictive Covenant Agreement").

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CISION LTD.

By:

Name:

Title:

PARTICIPANT

Name:

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